                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into The Horn & Hardart Company's (predecessor to Hanover Direct, Inc.) previously filed Registration Statement File Nos. 33-66394, 33-58760, 33-58756, 33-58758, 33-52687, 33-52059, 33-52061,
2-94286, 2-92383 and 333-13817.

                                        /s/ Arthur Andersen LLP

New York, New York
March 26, 1997